Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated Virgin Galactic Holdings, Inc. 2023 Employment Inducement Incentive Award Plan of Virgin Galactic Holdings, Inc. of our report dated March 30, 2026, with respect to the consolidated financial statements of Virgin Galactic Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Wichita, Kansas
April 1, 2026